Exhibit 10.9

Commercial
Sub-Lease Agreement

This Commercial Sub-Lease Agreement is made as of this 1st day of March, 2014 ("effective date") by and between Royal Bakery Holdings, Inc. (the "Sub-Tenant") and Majestic Production of Peninsula LLC (the "Tenant"). Tenant has previously entered into a lease agreement with Robert Kent, (the "Landlord") dated on March 2012 (the "Prime Lease"), a copy of this Lease is attached as the Exhibit to this Sub-Lease. The Tenant desires to sublet the leased property to Sub-Tenant and Sub-Tenant desires to sublet the leased property from Tenant. Therefore, both parties agree as follows:

The Premises:
The leased space is approximately 3,600 square feet which is the space at the Unit 405B Old County Road Belmont, CA 94002 of the premises.

RENT:
$2,000 per month. Rent will be due on the 5th business day of each month.

UTILITY:
The rent will include utility charges, water, garbage, gas, also include the Management Fee, Common Area Maintenance Fee.

TERM:
Effective Date: March 1st 2014.
It is a month to month lease.

Signed and Agreed by:

Tenant:
Majestic Production of Peninsula LLC

/s/ Stephen Wan
Stephen Wan, Egg Tart Café United Management Inc.
CFO Manager of Majestic Production of Peninsula LLC

Sub-Tenant:
Royal Bakery Holdings, Inc.

/s/ Nikki Ma
Nikki Ma, Secretary